                                                                  EXHIBIT 23.6

                           CONSENT OF PERSON ABOUT TO
                               BECOME A DIRECTOR

        I, Jung-Boo Kim, hereby consent to being named in the Registration Statement on Form S-1 (No. 333-5577) of NextWave Telecom Inc. as a person about to become a director of NextWave Telecom Inc.

Dated:  July 31, 1996

                                          /s/ Jung-Boo Kim
                                          ---------------------------------
                                          Jung-Boo Kim